UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8‑K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 13, 2010

WEST COAST BANCORP

(Exact name of registrant as specified in charter)

Oregon

(State or other jurisdiction of incorporation)

0-10997

(SEC File Number)

93-0810577

(IRS Employer Identification No.)

5335 Meadows Road, Suite 201 Lake Oswego, Oregon (Address of principal executive offices)	97035 (Zip Code)

Registrant’s telephone number, including area code:

(503) 684-0884

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            On January 13, 2010, the Board of Directors (the "Board") of West Coast Bancorp (the “Company”) increased the size of the Board by two and appointed Simon Glick, an affiliate of GF Financial, LLC, and John T. Pietrzak, an affiliate of Castle Creek Capital Partners IV, LP to serve as directors of the Company, in each case subject to receipt of applicable regulatory approvals.

            This Current Report on Form 8-K/A supplements the information in Item 5.02 of the Current Report on Form 8-K filed by the Company on January 20, 2010 (the "Original Form 8-K").  The Company received the required regulatory approvals regarding the election of Messrs. Glick and Pietrzak on March 19, 2010, and as a result their term of office as directors commenced on that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEST COAST BANCORP
Dated: March 25, 2010	By:	/s/ Richard R. Rasmussen
Richard R. Rasmussen Executive Vice President, General Counsel and Secretary